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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 21, 2003

                                   LEXON, INC.
                                   -----------
             (Exact name of registrant as specified in its charter)

                                    Oklahoma
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-26915
                                     -------
                            (Commission File Number)

                                   73-1533326
                                   ----------
                        (IRS Employer Identification No.)


                            9202 South Toledo Avenue
                              Tulsa, Oklahoma 74137
                                  918-492-4125
                                  ------------
                        (Address and telephone number of
                           principal executive office)

Item 5.  Other Events

         On October 21, 2003, Lexon, Inc. (the "Company") issued the attached press release announcing the signing of a Definitive Agreement with ProVision Operations Systems, Inc., a privately-held Nevada corporation ("ProVision"). The transaction contemplates Lexon acquiring 100% of the common stock of ProVision. The transaction, if closed, will result in the shareholders of ProVision owning 90% of the common stock of Lexon. Closing of the transaction is subject to certain conditions, including shareholder approval and a reverse-split of Lexon's common stock, and completion of SEC filings. The target date for closing is December 31, 2003

         The Definitive Agreement entitled "Share Exchange Agreement by and between Lexon, Inc., an Oklahoma corporation, and ProVision Operation Systems, Inc., a Nevada corporation, dated as of October 15, 2003, is attached as Exhibit 99.2.

Item 7.  Exhibits

         Exhibit
         Number            Description
         -------           -----------
         99.1              Press Release dated October 21, 2003

         99.2              Share Exchange Agreement by and between Lexon, Inc.
                           an Oklahoma corporation and ProVision Operation Systems, Inc., a Nevada corporation, dated as of October 15, 2003


                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     LEXON, INC.


                                                     /s/ GIFFORD M. MABIE
                                                     --------------------
                                                     President

Date:  October 21, 2003

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